Exhibit 4.1

TIMWE

TIM WE - SGPS, S.A.

NÚMERO/NUMBER

ACÇÕES/SHARES

ISTO CERTIFICA QUE/THIS CERTIFIES THAT

CUSIP X9096K 10 5

É O TITULAR DE/IS THE RECORD HOLDER OF

Valor nominal de cada acção/ Nominal value per share: €0,03 (três cêntimos de euro)/€0.03 (three eurocents)

Acções números/Share numbers:

Valor Nominal Global/Global Nominal Value:

Sede: *Avenida Infante Santo, número dois, letra "H", terceiro andar, freguesia de Prazeres, concelho de Lisboa.*
Capital Social: *€1.500.000,00*
Pessoa Colectiva nº: *507.523.660*
Matriculada na Conservatória do Registo Comercial de Lisboa sob o nº 507.523.660.

Constituída por escritura pública, lavrada no cartório Notarial de Carlos Manuel da Silva Almeida, aos 5 de Janeiro de 2006, de fls. 87-89, do livro de notas para escrituras diversas nº 55-A.

Aumento do capital social, de €50.000,00 para €2.500.000,00, por escritura pública, lavrada no mesmo cartório, aos 22 de Fevereiro de 2006, de fls. 6-7, do livro de notas para escrituras diversas nº 67-A.

Redução do capital social, de €2.500.000,00 para €1.500.000,00, e alteração do valor nominal das acções representativas do capital social da Sociedade, de €5,00 para €0,50, deliberadas pela unanimidade dos accionistas em Assembleia Geral Extraordinária realizada aos 23 de Fevereiro de 2011.

Alteração do valor nominal das acções representativas do capital social da Sociedade, de €0,50 para €0,05, deliberada pela unanimidade dos accionistas em Assembleia Geral Extraordinária realizada aos 18 de Abril de 2011.

Alteração do valor nominal das acções representativas do capital social da Sociedade, de €0,05 para €0,03, deliberada pela unanimidade dos accionistas em Assembleia Geral Extraordinária realizada aos 14 de Julho de 2011.

Head Office: *Avenida Infante Santo, number 2, letter "H", third floor, freguesia de Prazeres, Lisbon.*
Share Capital: *€1.500.000,00*
Register no.: *507.523.660*
Registered at the Company's Register Office of Lisbon under the no. 507.523.660.

Incorporated by public deed at the Notary of Carlos Manuel da Silva Almeida, on January 5, 2006, on sheets 87-89 of the Entry Book no. 55-A.

Share capital increase, from €50.000,00 to €2.500.000,00, formalized by public deed, at the same Notary, on sheets 6-7 of the Entry Book no. 67-A.

Decrease of share capital, from €2.500.000,00 to €1.500.000,00, and change of the nominal value of the shares comprising the Company's share capital, from €5,00 to €0,50, by unanimous resolution of the Company's shareholders, at the Extraordinary General Meeting held on February 23, 2011.

Change of the nominal value of the shares comprising the Company's share capital, from €0,50 to €0,05, by unanimous resolution of the Company's shareholders, at the Extraordinary General Meeting held on April 18, 2011.

Change of the nominal value of the shares comprising the Company's share capital, from €0,05 to €0,03, by unanimous resolution of the Company's shareholders, at the Extraordinary General Meeting held on July 14, 2011.

transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of the certificate properly endorsed.

Witness the facsimile signature of the Corporation's duly authorized officer.

Dated:

Chief Executive Officer

Averbado e Integrado em sistema centralizado desde 20

Countersigned and Registered in a centralized system since by

AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC
(Brooklyn, NY)
TRANSFER AGENT AND REGISTRAR

BY

AUTHORIZED SIGNATURE

ABnote North America
711 ARMSTRONG LANE
COLUMBIA, TENNESSEE 38401
(931) 388-3003
HOLLY GRONER 931-490-7660

MAY 7, 2012
TIM WE, SGPS S.A.
WO-5355 FACE
Operator: jkz/mjk
REV.6

COLORS SELECTED FOR PRINTING: Intaglio prints in SC-13 RED. Prints in colors Black.

PLEASE INITIAL THE APPROPRIATE SELECTION FOR THIS PROOF: ☐ OK AS IS ☐ OK WITH CHANGES ☐ MAKE CHANGES AND SEND ANOTHER PROOF

NOTE: TEXT RECEIVED BY MODEM OR E-MAIL IS NOT PROOFREAD WORD FOR WORD.

COLOR: This proof was printed from a digital file or artwork on a graphics quality, color laser printer. It is a good representation of the color as it will appear on the final product. However, this proof process is different from offset printing. It is not an exact color rendition, and the final printed product may appear slightly different from the proof due to the difference between the dyes and printing ink.

Additional abbreviations may also be used though not in the above list. For value received, hereby sell, assign and transfer unto PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE Shares of the common stock represented by the within Certificate, and do hereby irrevocably constitute and appoint Attorney to transfer the said stock on the books of the within-named Corporation with full power of substitution in the premises. Dated, NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE, IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATEVER. SIGNATURE(S) GUARANTEED: THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15. AMERICAN BANK NOTE COMPANY 711 ARMSTRONG LANE APRIL 24, 2012 COLUMBIA, TENNESSEE 38401 TIM WE, SGPS S.A. (931) 388-3003 WO-5355 BACK HOLLY GRONER 931-490-7660 Operator: jkc NEW PLEASE INITIAL THE APPROPRIATE SELECTION FOR THIS PROOF: OK AS IS OK WITH CHANGES MAKE CHANGES AND SEND ANOTHER PROOF NOTE: TEXT RECEIVED BY MODEM OR E-MAIL IS NOT PROOFREAD WORD FOR WORD.